                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CALGON CARBON CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF CALGON CARBON CORPORATION]
CALGON CARBON CORPORATION

CALGON CARBON CORPORATION  P.O. BOX 717 PITTSBURGH, PA 15230-0717 TELEX671 1837 CCC PGH
                                                                  PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, May 1, 2001 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect three Directors for the Class of 2004 and one new Director for the Class of 2002, and to ratify the independent auditors of the Company for 2001.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

                                        Very truly yours,

                                        /s/ James A. Cederna

                                        James A. Cederna
                                        President

March 29, 2001

                           CALGON CARBON CORPORATION
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Tuesday, May 1, 2001 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

  (1) To elect three Directors for the Class of 2004;

  (2) To elect one Director for the Class of 2002;

  (3) To ratify the independent auditors of the Company for 2001; and

  (4) To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company's Common Stock as of the close of business on March 20, 2001 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                                  Joseph A. Fischette
                                                      Secretary

March 29, 2001

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                               Table of Contents

                                                                            Page
                                                                            ----
Voting Securities and Record Date..........................................   1
Security Ownership of Management and Certain Beneficial Owners.............   1
Board of Directors and Committees of the Board.............................   4
Election of Directors .....................................................   6
Executive Compensation.....................................................   8
Independent Auditors.......................................................  14
Vote Required..............................................................  17
Other Business.............................................................  17
Stockholder Proposals......................................................  17

                           CALGON CARBON CORPORATION

                                PROXY STATEMENT

                        Annual Meeting of Stockholders

                                  May 1, 2001

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, May 1, 2001 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 29, 2001. The Company's Annual Report to Stockholders for 2000 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph, electronic means and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 2000 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                       VOTING SECURITIES AND RECORD DATE

Holders of the Company's Common Stock of record as of the close of business on March 20, 2001 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 38,801,509 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned by each Director of the Company, by James A. Cederna, William E. Cann, Joseph A. Fischette and Benjamin F. Ward, Jr., executive officers of the Company, by Jonathan H. Maurer, who is no longer an executive officer of the Company but who is named in the summary compensation table, and by all Directors and executive officers of the Company as a group, as of the record date. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after the record date.

                                        Number of Percent
Name of Beneficial Owner                Shares(1) of Class
------------------------                --------- --------
Robert W. Cruickshank                      37,632      *
Arthur L. Goeschel                        105,100      *
Thomas A. McConomy                      4,544,380   11.7%
Nick H. Prater                             24,600      *
Julie S. Roberts(2)                        12,000      *
Seth E. Schofield                          24,100      *
John P. Surma(3)                            7,500      *
Harry H. Weil(4)                           28,200      *
Robert L. Yohe                             34,600      *
James A. Cederna                          464,415      *
William E. Cann                            50,000      *
Joseph A. Fischette(5)                    166,158      *
Benjamin F. Ward, Jr.                      78,000      *
Jonathan H. Maurer                         31,600      *
All directors and executive officers
as a group (15 persons)(2)(3)(4)(5)(6)  5,677,220   14.4%

--------
*Less than 1%.

(1) Includes (i) 24,600 shares in the case of each of Messrs. Cruickshank, Goeschel and Weil, 23,600 shares in the case of Mr. Prater, 22,600 shares in the case of Mr. McConomy, 22,100 shares in the case of each of Messrs. Schofield and Yohe and 7,000 shares in the case of each of Ms. Roberts and Mr. Surma, granted under the Company's 1993 Non-Employee Directors' Stock Option Plan, (ii) 375,000 shares in the case of Mr. Cederna, 42,500 shares in the case of Mr. Cann, 54,000 shares in the case of Mr. Fischette, 63,000 shares in the case of Mr. Ward and 31,500 shares in the case of Mr. Mauer granted under the Company's Stock Option Plan and (iii) 759,200 shares in the case of all Directors and executive officers as a group, in each case covered by options granted under the aforementioned plans. The "percent of class" set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2) Includes 5,000 shares as to which Ms. Roberts shares voting and investment power with her husband.

(3)  Includes 500 shares held by Mr. Surma's wife.

(4) Includes 200 shares held by Mr. Weil's wife, as to which beneficial ownership is disclaimed by Mr. Weil.

(5) Includes 9,708 and 16,638 shares in the case of Mr. Fischette and all Directors and executive officers as a group, respectively, held under the Company's Employees Growth Participation Plan and allocated to the accounts of such executive officers. That plan was terminated in 1990.

(6) Does not include Mr. Maurer who was not an executive officer as of the record date.

Other Beneficial Owners

Information as of December 31, 2000 with respect to the only persons not otherwise disclosed in the Management table and known by the Company to be the beneficial owner of more than 5% of the Company's Stock as of the record date is as follows:

                            Beneficial Ownership
                              of Common Stock
                            ----------------------
                              Number      Percent
Name and Address            of Shares    of Class
----------------            ------------ ---------
ICM Asset Management, Inc.     4,196,031     10.8%
601 W. Main Avenue
Suite 600
Spokane, WA 99201

ICM Asset Management, Inc. has sole investment power over all shares. Voting authority has been granted to it by clients owning 2,501,731 shares.

                                 Beneficial Ownership
                                   of Common Stock
                                 ----------------------
                                   Number      Percent
Name and Address                 of Shares    of Class
----------------                 ------------ ---------
Dimensional Fund Advisors, Inc.     2,683,100     6.91%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment adviser and investment manager, Dimensional possessed both sole investment and voting power over 2,683,100 shares of the Company as of December 31, 2000. The Portfolios own all Company shares, and Dimensional disclaims beneficial ownership of such securities.

                                Beneficial Ownership
                                  of Common Stock
                                ----------------------
                                  Number      Percent
Name and Address                of Shares    of Class
----------------                ------------ ---------
David J. Greene & Company, LLC     2,125,060      5.48%
599 Lexington Avenue
New York, NY 10022

David J. Greene & Company, LLC reports that it has sole voting power over 47,000 shares and shared voting power over 1,539,890 shares, and sole dispositive power over 47,000 shares and shared dispositive power over 2,078,060 shares. David J. Greene & Company, LLC disclaims beneficial ownership in any of such shares.

                                Beneficial Ownership
                                  of Common Stock
                                ----------------------
                                  Number      Percent
Name and Address                of Shares    of Class
----------------                ------------ ---------
SG Cowen Asset Management Inc.     3,080,628      7.94%
560 Lexington Avenue
New York, NY 10022

SG Cowen Asset Management reports that it has sole voting power over 87,700 shares and shared voting power over 2,883,528 shares and sole dispositive power over 87,700 shares and shared dispositive power over 2,992,920 shares. SG Cowen also states that as an investment adviser, it holds a portion of the securities on behalf of its clients, none of whose individual interests exceeds five percent.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee and the Corporate Governance Committee.

Executive Committee. The Executive Committee consists of Messrs. McConomy (Chairman), Cederna, Goeschel and Weil. The Executive Committee, during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, may exercise limited powers granted by the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. The Compensation Committee consists of Messrs. Cruickshank (Chairman), Prater, Schofield and Surma. The Compensation Committee's overall responsibility is to determine and implement the Company's general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the bonus, if any, payable to each executive officer, and to certain key employees, pursuant to the Company's Incentive Plan or otherwise. The Committee also administers the Company's Stock Option Plan and has the authority to grant options thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Audit Committee. The Audit Committee consists of Messrs. Weil (Chairman), Goeschel and Schofield and Ms. Roberts. It is the responsibility of the Audit Committee to review and approve the Company's consolidated financial statements each year prior to their announcement to the public and their distribution to the stockholders in the Annual Report. Among other things, the Audit Committee consults separately with the Company's chief financial officer and his staff, and with the Company's independent external auditors, as to the proposed audit plan, any difficulties encountered in carrying out the audit plan, significant decisions made in preparing the financial statements, any disagreements between management and the independent auditors as to the application of accounting principles or other matters, and the form and content of the notes to the financial statements and Management's Discussion and Analysis of the financial statements. The Audit Committee also reviews the Company's quarterly financial statements but does not customarily perform similar functions with respect to other financial statements which cover less than a full fiscal year. The Audit Committee reviews other financial reporting and accounting matters when requested to do so by management or the independent auditors, and satisfies itself that the Company's system of internal controls is functioning adequately and reliably. The Audit Committee believes that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. In this connection the Audit Committee discusses with the independent auditors the quality, as well as the acceptability, of the Company's accounting principles as applied in its financial reporting. The Audit Committee periodically reviews all relationships between the Company and the independent auditors which might impact the objectivity and independence of the independent auditors. Each year the Audit Committee evaluates the performance of the independent auditors and recommends to the Board of Directors the retention or, if appropriate, replacement of the independent auditors. The Audit Committee also investigates and reports to the Board as to any alleged breach of law or of the Company's internal policies which is brought to its attention.

Corporate Governance Committee. The Corporate Governance Committee consists of Messrs. Yohe (Chairman), Cruickshank and McConomy. The Corporate Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Corporate Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees and the other information required by Section 1.08 of the By-Laws of the Company in writing to the Secretary of the Company. Such information should be received no later than January 28, 2002 with respect to nominations for election at the 2002 Annual Meeting of Stockholders.

During 2000, the Compensation Committee held four meetings, the Corporate Governance Committee held two meetings, the Audit Committee held seven meetings, and the Executive Committee did not meet. The Board of Directors held eight meetings during 2000.

Compensation of Directors

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. Directors who are not employees of the Company receive an annual retainer of $18,000 for Board service. The retainer fees are payable in cash or Common Stock of the Company as described below. Non-employee Directors also receive a fee of $1,500 for each Board and committee meeting attended, and the Chairmen of each committee receive an additional annual retainer of $3,000. No committee meeting fees are paid for committee meetings held by telephone or on the same day as a Board meeting.

1999 Phantom Stock Plan. The 1999 Phantom Stock Plan provides each non-employee director with phantom stock with a value upon issuance of $7,000 each year. No actual stock of the Company is issued under this plan. Instead, each director is credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company's Common Stock equal to $7,000. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company's Common Stock changes, the credited value of the director's phantom stock will change accordingly. When the director leaves the Board for any reason, including death or disability, the director will be entitled to be paid, in cash, the entire amount then credited in the account.

1997 Directors' Fee Plan. The 1997 Directors' Fee Plan provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors' Stock Option Plan. The 1993 Non-Employee Directors' Stock Option Plan, as amended in 1997, provides for an annual grant on the day following the Annual Meeting of Stockholders of option shares equal to a number of shares which will result in a Black-Scholes calculated value of $25,000 on the date of grant. The options vest and become exercisable six months after the date of grant and, in general, expire ten years after the date of grant. There are previously issued options outstanding under the pre-1997 Plan, all of which have option prices in excess of the fair market value of the Common Stock on December 31, 2000.

                             ELECTION OF DIRECTORS

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be ten at the present time. The Board size will decrease to nine after the Annual Meeting. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board of Directors has, upon recommendation of the Corporate Governance Committee, nominated Robert W. Cruickshank, Julie S. Roberts and Thomas A. McConomy for reelection as Directors in the Class of 2004, and nominated John
P. Surma for reelection as a Director in the Class of 2002, and each of them has agreed to serve if elected. Mr. Surma and Ms. Roberts were appointed to the Board in July 2000. Mr. Arthur Goeschel is retiring from the Board as of the Annual Meeting. Messrs. Cruickshank and McConomy and Ms. Roberts will hold office until the 2004 Annual Meeting of Stockholders, and Mr. Surma will hold office until the 2002 Annual Meeting of Stockholders, or in any case until the Director's prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company's executive officers who are not Directors.

Name                 Age         Position with the Company
----                 ---         -------------------------
                Class of 2004
Robert W.
 Cruickshank          55         Director
Julie S.
 Roberts              46         Director
Thomas A.
 McConomy             67         Director
                Class of 2003
James A.
 Cederna              50         Director and President and CEO
Harry H.
 Weil                 67         Director
Robert L.
 Yohe                 64         Director
                Class of 2002
Nick H.
 Prater               72         Director
Seth E.
 Schofield            61         Director
John P.
 Surma                46         Director
              Executive Officers
William E.            45
 Cann                            Senior Vice President--Chief Financial Officer
Joseph A.             54         Senior Vice President, General Counsel
 Fischette                        and Secretary
Robert P.
 Markle               50         Senior Vice President
Robert P.             50
 O'Brien                         Senior Vice President
Benjamin F.
 Ward, Jr.            57         Senior Vice President

Mr. Cederna has been President and Chief Executive Officer of the Company since April 1999. Mr. Cederna was President of Arizona Chemical Co., a manufacturer of specialty chemicals derived from wood and a company of International Paper Corp., from September 1996 until April 1999, and prior thereto he was President of Columbian Chemical Co., a manufacturer of carbon black and an affiliate of Phelps Dodge Corp.

Mr. Cann has been the Senior Vice President and Chief Financial Officer of the Company since October 1999. Mr. Cann was the Vice President and Treasurer of Reichhold Inc., a chemical manufacturer, from November 1996 until September 1999, and prior thereto he was the Director, International Finance at Reichhold.

Mr. Fischette has been an executive officer of the Company since 1985.

Mr. Markle has been Senior Vice President--Sales & Marketing of the Company since July 2000. Mr. Markle was Vice President of Business Development of Columbia-CGI, a capital investment firm, from June 1999 to June 2000, Vice President--Sales & Marketing of Calgon Corporation, a chemical company not affiliated with the Company, from July 1996 to July 1999, and prior thereto he was Vice President--Sales of Betz Laboratories, a chemical company.

Mr. O'Brien has been the Senior Vice President--Engineered Solutions of the Company since January 2000. Mr. O'Brien was President of the Company's Advanced Separation Technologies subsidiary from January 1999 until January 2000, Vice President of the Company's affiliate Chemviron Carbon from January 1997 until January 1999, and prior thereto he was Vice President--Commercial and Industrial Business Units of the Company.

Mr. Ward has been Senior Vice President--Technology since August 1997. Prior thereto, Mr. Ward was Research Director of Westvaco Corp., a pulp, paper and chemical manufacturer.

Mr. McConomy has been a Director of the Company since its formation in 1985. Mr. McConomy is a private investor. He also served as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. McConomy is also a director of Equitable Resources, Inc. Mr. McConomy's brother James H. McConomy is a partner of the law firm of Meyer, Unkovic & Scott LLP, which provides legal services in excess of $60,000 a year to the Company.

Mr. Cruickshank has been a Director of the Company since November 1985. Mr. Cruickshank is President of R.W. Cruickshank & Co. He is also a director of Friedmans, Inc. and Hurco, Inc.

Mr. Prater has been a Director of the Company since August 1990. Until June 1990, when he retired, Mr. Prater was President and Chief Executive Officer of Mobay Corporation (now called Bayer Corporation), a chemical producer. He is also a director of Koppers Industries, Inc.

Ms. Roberts has been a Director of the Company since July 2000. Ms. Roberts has been Chief Financial Officer of ExecuStay by Marriott, a division of Marriott International Corporation, a leading hospitality company, since September 2000. Ms. Roberts was Vice President--Financial Planning and Analysis at Marriott from September 1998 to September 2000, Vice President-- Reservations at US Airways, a major air carrier, from October 1996 to February 1998, and prior thereto was Vice President and Assistant to the Chairman at US Airways.

Mr. Schofield has been a Director of the Company since December 1995. From February 1996 to July 2000, Mr. Schofield was the Chairman of Base International, a provider of corporate protection and security. From June 1992 until January 1996, when he retired, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of USX Corporation.

Mr. Surma has been a Director of the Company since July 2000. Mr. Surma has been President, Marathon Ashland Petroleum LLC, an energy firm, since January 2001. Mr. Surma was Senior Vice President--Supply & Transportation of Marathon Ashland Petroleum LLC from January 2000 to December 2000, President Speedway Super America LLC, a petroleum product retailer and a wholly-owned subsidiary of Marathon Ashland Petroleum LLC, from September 1998 to December 1999, Senior Vice President--Finance of Marathon Oil Company, an energy firm, from February 1997 to August 1998, and prior thereto was a Partner at Price Waterhouse, an accounting firm.

Mr. Weil has been a Director of the Company since its formation in 1985. Mr. Weil is a retired partner of the law firm of Reed Smith LLP, which provides legal services to the Company.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Mr. Yohe is also a director of Airgas, Inc., Marsulex, Inc., LaRoche Industries, Inc. and The Middleby Corporation.

                            EXECUTIVE COMPENSATION

In 1985 the Board of Directors created a Compensation Committee, consisting of at least three Directors who are not employees of the Company. One of the functions of the Compensation Committee is to review the compensation of the Company's executive officers and methodology from which such compensation is derived. The Compensation Committee then makes recommendations to the Board of Directors on such matters, except for the granting of stock options, which is done by the Committee alone.

The following is the report of the members of the 2000 Compensation Committee, Messrs. Cruickshank (Chairman), Prater, Schofield and Surma concerning 2000 compensation of the Company's executive officers.

Compensation Committee Report on Executive Compensation

            General policies with respect to executive compensation
                   ----------------------------------------

The Compensation Committee's policies with respect to executive compensation are intended to achieve three principal goals.

First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee periodically compares the Company's base salaries with those currently paid for similar positions by other companies. The Committee also reviews the total compensation package available to executive officers to ensure it remains competitive.

Second, the compensation policies are intended to provide a direct link between both individual performance and performance of the Company as a whole, with the officer's compensation. This is done through bonuses available to executive officers.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in the Company through the granting of stock options. These options are granted at full market prices and with delayed vesting provisions.

The Committee's general philosophy is that salaries for the Company's executive officers should be somewhat less than the median salaries paid by other companies for comparable positions, so that the potential compensation of an executive officer in a particular year will be more heavily weighted toward incentive compensation such as bonus and stock options.

                             Compensation in 2000
                               ----------------

Salary. Base salaries are designed to be at levels at or slightly below those of executive officers of comparable companies. The Committee considers a number of factors in its discretion and does not determine base salaries by any formula or objective basis. The Committee also uses outside consultants from time to time in this area.

In 2000, the Committee reviewed the salaries of the executive officers and recommended changes from 0% to 7%.

Bonus. In late 1999, the incentive compensation system was modified to attempt to provide a more direct link between the employees bonus and performance. The new compensation system is based on both economic profit and individual performance. In this context, economic profit is defined as "Net Operating Profit After Taxes" (NOPAT) compared to the "Cost of Capital Employed". Economic profit is measured at various levels in the corporation and the objective is to link changes in economic profit with executive bonuses. In addition, individuals also have specific performance objectives that influence their bonus. The interaction of economic profit and individual performance determines an employee's bonus. Based on the Company's performance, the Committee did not grant any bonuses for 2000. In 2001, the incentive compensation system has been expanded to include all salaried employees.


Stock options. Under the terms of the Company's Stock Option Plan adopted in 1985, the Committee determines which employees will be granted stock options, the number of options granted, the rate and period of vesting, and other relevant terms.

In determining whether to grant options, the Committee takes into account the number of outstanding options, the market price of the Company's Common Stock, the performance of the Company and its prospects, potential dilution which could result from exercise of options and the benefits of linking the employees' incentive to the market price of the stock. These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors.

In determining whether to grant options to a particular individual, the Committee considers the individual's level of responsibility, the relationship between successful individual effort and Company results, incentive compensation available from other companies, the number of unexercised options held by the individual, and other relevant factors.

In 2000, the Committee granted 781,500 options to employees. Executive officers (other than Mr. Cederna) received a total of 175,000 options which currently remain outstanding.

The Stock Option Plan makes stock appreciation rights, payable in cash, and restricted shares available for grant, but the Committee has not granted any.

                  Compensation of the chief executive in 2000
                        -------------------------------

In April 1999, the Company hired James A. Cederna as President and Chief Executive Officer. Under the terms of his employment agreement, Mr. Cederna receives a base pay of $500,000. The Company's economic plan was not achieved in 2000 and therefore no bonus was paid to Mr. Cederna. Also under the terms of his employment agreement, Mr. Cederna received 100,000 stock options, one fourth of which vested immediately and the remainder of which vest over a three-year period. These options reflect the Committee's desire to link a major portion of Mr. Cederna's future compensation to increases in the market price of the Company's Common Stock and thus directly benefit stockholders.

                                  Tax policy
                                    -------

If an executive officer's compensation from the Company were to exceed $1 million in any taxable year (which the Committee does not now expect), the excess over $1 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1 million limit is ever applicable. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company's Stock Option Plan contains provisions which are intended to cause grants of stock options under such plan (after April 1999) to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception.

 ROBERT W. CRUICKSHANK                                       SETH E. SCHOFIELD
 NICK H. PRATER                                              JOHN P. SURMA

Summary Compensation Table

                                     Annual Compensation
                          --------------------------------------------
                                                           Other
Name and Principal                                         Annual           All Other
Position                  Year Salary ($) Bonus ($)   Compensation ($) Compensation ($)(1)
------------------        ---- ---------- ---------   ---------------- -------------------
James A. Cederna          2000  500,004          0         86,254(2)             810
 President and            1999  352,566    732,813(4)          --            141,659
 Chief Executive
  Officer(3)

William E. Cann           2000  211,674          0             --             62,103
 Senior Vice President    1999   50,001          0             --                  0
 Chief Financial
  Officer(5)

Joseph A. Fischette       2000  215,268          0             --                  0
 Senior Vice President,   1999  213,637          0             --                  0
 General Counsel and
  Secretary               1998  195,696     25,000             --                348

Jonathan H. Maurer        2000  205,200          0             --                  0
 Senior Vice President(6) 1999  193,797          0             --                  0
                          1998  178,710     35,000             --                290

Benjamin F. Ward, Jr.     2000  217,308          0             --                862
 Senior Vice President    1999  215,258          0             --                  0
                          1998  205,008     30,000             --              1,395

--------
(1) Consists of premiums paid by the Company on term life insurance policies on the lives of the named individuals, except for (i) Mr. Cederna, which includes taxable reimbursed relocation expenses of $141,659 in 1999 and
    (ii) Mr. Cann, which includes taxable reimbursed relocation expenses of $62,103 in 2000.

(2) Consists of, among other things, the following other annual compensation: reimbursement of personal financial advisor expenses of $31,743 and tax gross-up of $35,632.

(3) Mr. Cederna became employed as President and Chief Executive Officer in April 1999.

(4) Includes a cash bonus of $250,000 and Common Stock issued to Mr. Cederna upon his employment at the Company then valued at $482,813.

(5) Mr. Cann became employed as Senior Vice President and Chief Financial Officer in October 1999.

(6) Mr. Maurer left the employ of the Company effective December 31, 2000.

Option/SAR Grants in Last Fiscal Year

                                        Individual Grants
                         ------------------------------------------------ Potential Realizable
                                                                            Value at Assumed
                          Number of    % of Total                         Annual Rate of Stock
                          Securities  Options/SARs                         Price Appreciation
                          Underlying   Granted to  Exercise or               For Option Term
                         Options/SARs Employees in Base Price  Expiration ---------------------
Name                     Granted (#)  Fiscal Year    ($/sh)       Date      5% ($)     10% ($)
----                     ------------ ------------ ----------- ---------- --------- -----------
James A. Cederna........   100,000        11.3%       $6.50       4/3/10  $ 409,000 $ 1,036,000
William E. Cann.........     5,000           *         7.18      1/20/09     22,600      57,200
                            14,000           *         5.19     12/19/09     45,640     115,780
Joseph A. Fischette.....     5,000           *         7.18      1/20/09     22,600      57,200
                             8,000           *         5.19     12/19/09     26,080      66,160
Jonathan H. Mauer.......    15,000           *         7.18      1/20/09     67,800     171,600
Benjamin F. Ward, Jr....     3,000           *         7.18      1/20/09     13,560      34,320
                            12,000           *         5.19     12/19/09     39,120      99,240

--------
*Less than 1%.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                Number of Securities      Value of Unexercised
                           Shares              Underlying Unexercised         In-the-Money
                         Acquired on  Value     Options at FY-End (#)   Options at FY-End ($)(1)
                          Exercise   Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
James A. Cederna........       0       $ 0      225,000      275,000         $0        $    0
William E. Cann.........       0         0       40,000       49,000          0         7,000
Joseph A. Fischette.....       0         0       51,500       13,000          0         4,000
Jonathan H. Maurer......       0         0       31,500       15,000          0             0
Benjamin F. Ward, Jr....       0         0       61,500       15,000          0         6,000

--------
(1) Based upon the exercise price of the options and the fair market value of the Common Stock of the Company as of December 31, 2000.

Employment Agreements

All the executive officers of the Company have entered into employment agreements with the Company. The agreements generally provide for continued employment of the officers until terminated by the Company with or without cause. Officers terminated without cause are entitled to severance compensation of up to one year's base salary plus equivalent benefits until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation at the Company. The agreements provide for a base salary and for bonus compensation as determined by the Company. The agreements also contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, the employee is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending on the second anniversary. If an employee terminates his or her employment as provided above, or if the Company terminates the employee other than a termination for cause within three years after the change in control, the Company is required to pay severance compensation to the employee for up to 36 months (or, if earlier, until the employee is employed by another employer for compensation at least equal to 90% of his prior compensation) equal to his or her monthly compensation (including salary but not bonuses) for the calendar year immediately prior to termination. In addition, for such period the employee will receive equivalent benefits as were provided at the time of termination and any then unvested stock benefits held by the employee will vest. The agreements also contain confidentiality and non-compete provisions.

Mr. Cederna has an employment agreement which provides that he shall be employed through April 1, 2002. His employment will continue, unless otherwise terminated in accordance with the agreement, for successive renewal periods of one year each, commencing on January 1 in each renewal period. If Mr. Cederna's employment is terminated due to board dissatisfaction or without due cause, Mr. Cederna is entitled to severance compensation as described below for a severance period of 24 calendar months, and Mr. Cederna would not be entitled to acceleration of vesting on any stock benefits then held by him. If Mr. Cederna's employment is terminated after a change in control, Mr. Cederna is entitled to severance benefits as described below for a severance period of 36 calendar months, and all stock benefits not vested at the time of termination would vest. If Mr. Cederna's employment is terminated for due cause by the Company, then Mr. Cederna is not entitled to any severance pay or any acceleration of stock benefits. If Mr. Cederna's employment is terminated by Mr. Cederna upon a breach by the Company of the agreement, then Mr. Cederna is entitled to severance compensation for a severance period of three calendar months, or through the initial term of the contract, whichever is longer, and Mr. Cederna's stock benefits would be accelerated. If Mr. Cederna's employment is terminated by Mr. Cederna following a change in control, then Mr. Cederna is entitled to severance compensation for a severance period of six calendar months after such termination, and Mr. Cederna's stock benefits would be accelerated. If Mr. Cederna's employment is terminated by Mr. Cederna for any other reason, then Mr. Cederna is not entitled to any severance pay or any acceleration of stock benefits.

Severance compensation means, in general, the amount of salary and cash bonus received by Mr. Cederna for the calendar year immediately prior to the year in which notice of termination is given. The severance period shall end on the date, if ever, when Mr. Cederna is employed by another employer for total compensation equal to at least 90% of his severance compensation. In addition, during the severance period Mr. Cederna would receive equivalent benefits as were provided to him at the time of termination. Mr. Cederna's agreement also contains confidentiality and non-compete provisions.

Mr. Cederna's agreement provides that he shall be entitled to an annual grant of stock options to purchase 100,000 shares of Common Stock at the fair market value of such stock on the first business day of April of each year, subject to customary vesting provisions. In addition, Mr. Cederna's agreement provides that, in connection with his annual bonus under the Company's Incentive Plan, the plan will provide that in the case of Mr. Cederna no such bonus is to exceed 125% of his annual salary.

Performance Graph

               Comparison of Five-Year Cumulative Total Return*
          Among Calgon Carbon's Common Stock, S&P 500 Composite Index
                  and S&P Chemicals-Specialty Composite Index


                                 [LINE GRAPH]


Measurement period
                                                               S&P 500
Measurement PT -    CALGON CARBON CORP.  S&P 500 INDEX   CHEMICALS (SPECIALTY)
------------------  -------------------  -------------   ---------------------
FYE 12/31/95             $100                $100                $100
FYE 12/31/96             $104.84             $122.96             $102.57
FYE 12/31/97             $ 94.48             $163.98             $127.01
FYE 12/31/98             $ 68.34             $210.85             $108.16
FYE 12/31/99             $ 56.21             $255.21             $119.73
FYE 12/31/00             $ 55.65             $231.98             $106.50

           * Assumes that the value of the investment in Calgon Carbon Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.

Pension Benefits

The Company's Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present no executive officers participate in such Supplemental Retirement Plan. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 2000, before any reduction to take account of benefits payable by the Company's former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

     Average annual
compensation for highest
 five consecutive years        Annual benefits for years of service (1)
   in 10-year period       -----------------------------------------------------
  preceding retirement     15 years   20 years   25 years   30 years   35 years
  --------------------     --------   --------   --------   --------   --------
       $150,000            $ 32,925   $ 43,900   $ 54,875   $ 65,850   $ 76,825
        200,000              44,550     59,400     74,250     89,100    103,950
        250,000              56,175     74,900     93,625    112,350    131,075
        300,000              67,800     90,400    113,000    135,600    158,200
        350,000              79,425    105,900    132,375    158,850    185,325
        400,000              91,050    121,400    151,750    182,100    212,450
        450,000             102,675    136,900    171,125    205,350    239,575
        500,000             114,300    152,400    190,500    228,600    266,700

--------
(1) Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $140,000 during 2001 and $135,000 during 2000 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $170,000 during 2000 and 2001. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the "bonus" column of the summary compensation table. As of December 31, 2000, Messrs. Cederna, Cann, Fischette, Ward and Maurer had one, one, 21, 3 and 10 years of service, respectively, under the plans. Pursuant to his employment agreement, Mr. Cederna is entitled to retirement income under the plan, when combined with amounts then payable to Mr. Cederna under the retirement plans of former employers of Mr. Cederna, equal to the retirement income he would have received under the plan (without the application of any maximum amount of retirement income specified in the plan) if his years of credited service under the plan had included the years of his full-time employment by such other employers.

                             INDEPENDENT AUDITORS

Report of the Audit Committee

Under the charter of the Audit Committee adopted by the Board of Directors in 1999, the Committee's mission is to be the principal means by which the Board of Directors oversees management's preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2000, the Audit Committee obtained from Deloitte & Touche LLP, the Company's independent auditors, their letter required by Independence Standard No. 1, "Independence Discussions with Audit Committees," describing all relationships between the auditors and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Committee discussed with the auditors the contents of that letter and concurred in the judgment of independence.

The Committee reviewed with the auditors their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000, first with both management and the independent auditors, and then with the auditors alone. This discussion covered the quality, not just the acceptability, of the Company's financial reporting practices and the completeness and clarity of the related financial disclosures. The Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, "Communications with Audit Committees."

The Audit Committee then recommended to the Board of Directors that the audited financial statements be approved by the Board, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission, and be included in the Company's annual report to stockholders for the year 2000.

In periodic meetings with the Company's financial management and the independent auditors, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Committee also performed the other functions required of it by its charter.

Management, not the Audit Committee, has the principal responsibility for maintaining adequate internal controls and information reporting systems, and for preparing financial statements and other reports to the public and to regulatory bodies. Similarly, professionally trained personnel of the Company, or of accounting firms and law firms retained for the purpose, are primarily responsible for compliance with legal and accounting standards. The independent auditors are responsible for auditing the annual financial statements and reviewing the quarterly financial information.

A copy of the Audit Committee's charter is attached as Attachment A to this Proxy Statement.

 ARTHUR L. GOESCHEL                                 JULIE S. ROBERTS
 SETH E. SCHOFIELD                                  HARRY H. WEIL, CHAIRMAN

On April 7, 2000, the Board of Directors of the Company, upon recommendation of the Audit Committee, approved the dismissal of the Company's independent accountants, PricewaterhouseCoopers LLP ("PWC") to be effective immediately.

The audit reports of PWC on the Company's financial statements as of December 31, 1999 and 1998 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements as of December 31, 1999 and 1998 and for the years then ended and through the date of this report, the Company believes there were no disagreements (as defined in Item 304 of Regulation S-
K). PWC believes that discussions surrounding two potential charges to the Company's restructuring reserve, which were never recorded, constitute a disagreement as defined in Item 304 of Regulation S-K. With the exception of this difference of opinion, there were no issues with PWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which matters, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the matter in its reports on the financial statements for such years. The Company's Audit Committee was informed by PWC about the discussions related to the restructuring reserve. PWC stated that they agreed with the accounting for the final restructure reserve. The Company has also authorized PWC to respond fully to any and all inquiries of the successor accountant.

During the years ended December 31, 1999 and 1998 and through April 7, 2000, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Ratification of Appointment of Independent Auditors

On April 7, 2000, the Audit Committee recommended and the Board of Directors approved, the retention of Deloitte & Touche LLP as its new independent accountants for the year ending December 31, 2000. During the years ended December 31, 1999 and 1998 and through April 7, 2000, neither the Company nor anyone else on its behalf consulted Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors also has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for 2001. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2000. Although the appointment of independent auditors is not required to be submitted to a vote of the stockholders, the Board believes that stockholders usually should participate in the selection of the independent auditors through the ratification process.

The Board of Directors recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted "FOR" the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Board will consider such vote as a direction to appoint other independent auditors for 2002.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2000 were $250,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $556,000.

All Other Fees

The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under the headings "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $475,000.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte's independence.

                                 VOTE REQUIRED

The three nominees for election as Directors in the Class of 2004 and the one nominee for election as a Director in the Class of 2002 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors of their respective class at that meeting by the holders of the Company's Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes.

The proposal to ratify the independent auditors will be adopted if a majority of the shares present in person or by proxy vote for the proposal. Since the total shares voted "for," "against," or "abstain" are counted to determine the minimum votes required for approval, if a stockholder abstains from voting, it has the same legal effect as voting against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are counted for purposes of determining a quorum but are not counted as a vote or used to determine the favorable votes required to approve the proposal.

                                OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2002 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 29, 2001 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2002 Annual Meeting. The 2002 Annual Meeting is tentatively scheduled for April 30, 2002.

Section 1.08 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such
Section 1.08, so that it is received by the Company not later than the notice deadline determined under such Section 1.08. This notice deadline will generally be 60 days prior to the anniversary of the date of the Company's Proxy Statement for the Annual Meeting for the previous year, or January 28, 2002 for the Company's Annual Meeting in 2002. Any shareholder proposal received by the Secretary of the Company after January 28, 2002 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                                                   Joseph A. Fischette
                                                        Secretary

March 29, 2000

                                                                 Attachment A
                                                                 to Proxy
                                                                 Statement

                           CALGON CARBON CORPORATION

                            Audit Committee Charter

1. Mission statement

The Audit Committee's mission is to be the principal means by which the Board of Directors oversees management's preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

Management, not the Audit Committee, has the principal responsibility for maintaining adequate internal controls and information reporting systems, and for preparing financial statements and other reports to the public and to regulatory bodies. Similarly, professionally trained personnel of the Company, or of accounting firms and law firms retained for the purpose, are primarily responsible for compliance with legal and accounting standards.

It is the Audit Committee's mission to play an active and informed role in these processes. The Audit Committee will communicate frequently with Company personnel and with accounting and law firms retained by the Company. The Committee will be available to hear private communications from employees and others as appropriate, and will keep those communications confidential if requested. The Committee will inform itself and exercise independent judgment about all matters it is authorized to consider. It will report regularly to the Board of Directors in as much detail as the Board may request, and it will make whatever recommendations to the Board and to management which the Audit Committee believes will help the Company achieve the objectives reflected by this Charter.

2. Public financial statements and financial reporting

 A. Selection of external auditors

An important responsibility of the Audit Committee is to help the Board of Directors select the independent accounting firm who will audit or review the Company's financial statements (in this Charter that firm is called the "external auditors"). The external auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company's stockholders. These stockholder representatives have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors. Whether to submit the selection of external auditors to the stockholders for approval is within the discretion of the Board of Directors.

The Audit Committee will assess the qualifications, past performance and independence of the external auditors, and particularly the personnel assigned to the audit. The proposed terms of the external auditors' engagement by the Company will be considered. This process will take place at least once a year, and may take place more often if the Committee believes an interim evaluation is needed. The Committee will consult with management. The Audit Committee will then recommend to the Board of Directors whether the same external auditors should continue to be retained, or whether replacement should be considered.

If the Board decides to consider replacing the existing external auditors, the Audit Committee will conduct a search for a suitable replacement. This will be done in cooperation with management. When the Audit Committee believes the search has developed sufficient information, the Committee will report the results of the search to the Board and will recommend retention of a particular independent accounting firm. The ultimate decision will be made by the full Board of Directors.

The external auditors must be independent of the Company at all times. The Audit Committee will determine at least annually whether the external auditors are independent. In making that determination, the Audit Committee will utilize, as a minimum, the standards of auditor independence and the procedures then required by the rules of the Securities and Exchange Commission and of any national securities exchange on which the Company's securities are traded, as well as applicable professional standards and principles of good corporate governance.

The Audit Committee will require the external auditors to submit to the Audit Committee, whenever the Audit Committee believes appropriate but at least once a year, a formal written statement delineating all relationships between the Company and the external auditors or their personnel, such as stock ownership, family and business relationships, non-audit services and the like. The Audit Committee will actively engage in a dialog with the external auditors, and separately with management, with respect to any disclosed relationships or services which the Audit Committee believes may affect the objectivity and independence of the external auditors. The Audit Committee will recommend that the Board of Directors take appropriate action to ensure the independence of the external auditors.

 B. Annual financial statements

The Company's annual financial statements, which appear in its annual reports to stockholders and to the SEC, will be prepared by management and audited by the external auditors. The Company will not disclose those financial statements to the public, file them with any regulatory body, or summarize them in any press release or other public disclosure, unless and until they are approved by the Audit Committee.

Before it will give its approval, the Audit Committee must conclude, exercising its business judgment, that those financial statements (1) fairly present the Company's financial position at the ends of the periods covered by the audit, and the results of its operations during those periods, and (2) are of high quality. The Audit Committee will report its conclusions to the Board of Directors as soon as possible.

Prior to each annual audit, the external auditors will present a formal audit plan to the Audit Committee. Among other things, the audit plan will cover unusual audit procedures to be followed, preliminary judgments about audit risk for business segments and locations, and rotation of audit emphasis, as well as the audit of non-US operations, internal and external staffing, reliance on computerized records and other internal controls and procedures, and estimated timing for completion of various stages of the audit. The audit plan will be discussed at a meeting of the Audit Committee with the external auditors, the person in charge of any internal audit function of the Company, and the Company's chief financial officer. The audit plan will be modified as the Audit Committee may request, so long as the modifications do not jeopardize the reliability of the audit or prevent adherence to high professional standards.

During the course of the audit, the external auditors, and management will communicate frequently with the Audit Committee or its representative as to any significant questions or problems that arise in the course of the audit. These might include choices of accounting principles to be applied, proposed departures from the audit plan, consultations with other accountants, unreasonable delays by management or the unavailability of Company personnel, disagreements between the external auditors and management, or issues requiring special attention by the external auditors.

When the audit is nearly complete, a draft of the financial statements, notes, and accompanying textual material will be presented to the Audit Committee. The Committee will meet with the external auditors, the head of any internal audit function, and the chief financial officer. At this meeting the draft will be discussed in detail. One of the focuses of this discussion will be the quality, not just the acceptability, of the financial principles applied in the preparation of the financial statements and textual material. This discussion will include such issues as the clarity of financial and other disclosures, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates which have been used, and other significant decisions made by management in preparing the financial statements and textual material.

As part of this meeting, the Audit Committee will conduct private discussions with the external auditors, without the presence of any Company personnel, and will conduct similar private discussions, separately, with the

Company's chief financial officer and with the person in charge of the Company's internal audit function. These discussions will cover the matters which applicable legal and professional standards then require the Committee to address, and any other matters which any participant wishes to raise.

Promptly after the Audit Committee reaches its conclusions with respect to the financial statements and accompanying textual material, the Committee will report those conclusions to the Board of Directors, and will discuss those conclusions, and any related recommendations, with the Board in as much detail as the Board desires. The Audit Committee will recommend to the Board whether or not the financial statements should be included in the Company's annual report filed with the SEC.

 C.  Quarterly financial statements

The Company's quarterly results are reported to stockholders, and its quarterly financial statements appear in its reports to the SEC for the first three quarters of its fiscal year. The external auditors will "review" these financial statements in accordance with applicable legal and professional standards. Such a "review" is not an audit and does not result in certification of the financial statements. When this "review" is completed, the Audit Committee will discuss it with the external auditors and with management. This discussion will cover the subjects required by applicable legal and accounting standards, and will include significant adjustments, management judgments and accounting estimates, significant new accounting policies, and any disagreements with management.

The Company will not disclose the quarterly financial statements to the public, file them with any regulatory body, or summarize them in any press release or other public disclosure, unless and until they are approved by the Audit Committee.

The Audit Committee will not approve these financial statements unless the Committee is reasonably satisfied, based on the information presented to it and in its business judgment, that the quarterly financial statements and accompanying textual material are consistent with the standards set forth above with respect to the annual financial statements, to the extent practicable.

In making this business judgment, the Audit Committee will take into account that quarterly financial statements customarily rely on judgments and estimates to a greater extent than annual financial statements, may not reflect year-end adjustments, and are not normally accompanied by explanatory notes. Furthermore, the Committee will recognize that the internal and external procedures used in preparing and reviewing quarterly financial material are not as rigorous as those used for annual financial statements.

 D. Other financial statements

In addition to annual and quarterly reports, financial statements may be included in other documents which the Company files with regulatory bodies or issues to the investing public for particular purposes, such as proxy statements, registration statements for the issuance of securities, private placement memoranda, and the like. The Audit Committee will review such financial statements, and accompanying textual material, prior to their issuance, utilizing the same criteria which would be applicable to such financial statements and textual material if they were included in annual or quarterly reports. This review will take place even if such financial statements and textual material has previously been published by the Company, although previously-used procedures need not be repeated unless the Audit Committee decides otherwise.

However, the Company need not submit to the Audit Committee financial statements furnished to private parties, such as banks, financial advisors and the like, or to governmental agencies other than the SEC, so long as those financial statements are not likely to be made available to the investing public.

 E. Press releases, communications with analysts and other public statements regarding financial results

The Company will not issue any press releases or other publicly available written or graphic information concerning its financial position or the results of its operations without the prior approval of the Audit Committee.

Management will notify the Audit Committee of any scheduled oral communications with securities analysts, such as analyst conferences by telephone or in person. The Audit Committee may monitor or participate in such communications if it chooses to do so.

3.  Internal controls

The Audit Committee will periodically review the Company's systems of internal controls and its management information systems. The objective will be to determine whether, in the Committee's business judgment, these systems are adequate to provide timely, accurate and complete information to the Company's management and to prevent theft, fraud, corruption, conflicts of interest, disclosure of confidential information, and other improprieties. These systems must provide reasonable assurance that all transactions by the Company are properly authorized and recorded. The Audit Committee will consult with the Company's external auditors and management about these matters, and will report its conclusions and recommendations to the Board of Directors.

If the Company has an internal audit function, the Audit Committee will review the annual internal audit plan, risk assessment and budget for internal audit, and will consult with the person in charge of internal audit about the Company's internal controls.

An important part of any internal control system is the "tone at the top." The Audit Committee will try to make sure that management is communicating the importance of internal controls and ethical behavior to all employees, and is supporting the work of the Company's internal control personnel.

Each year the external auditors deliver a "management letter" to management commenting on any perceived weaknesses in the Company's internal controls and recommending improvements. A thoughtful management letter will deal with significant matters, not trivia, and will suggest changes that are practical and can make a real difference. The management letter's quality will be part of the mix of information considered by the Audit Committee in deciding whether to recommend further retention of the same external auditors. The management letter should be delivered to the Company and the Audit Committee without delay after the annual audit is completed. The Audit Committee will discuss the management letter with the external auditors and with management. Management's draft response will be discussed with the Audit Committee before it is sent to the external auditors.

As part of its assessment of internal controls, the Audit Committee will review the qualifications and performance of the person in charge of internal audit, if one exists, and the organization and administration of employees engaged in internal audit functions. The person in charge of internal audit will have direct access at all times to the external auditors, the chief executive officer, the Audit Committee and the Board of Directors. The Audit Committee will play a role in the selection, compensation, responsibilities, promotion or demotion, and replacement of the person in charge of internal audit. What that role will be will depend on circumstances as they evolve, and the Audit Committee will make recommendations to the Board from time to time as to its role in these matters.

4. Compliance with law and with internal Company policies and codes of conduct

The Company's general policy is that its employees should always comply with all applicable laws, should not engage in abusive conduct toward others, and should follow ethical principles and high standards of honesty and fair dealing. This policy is reflected in numerous publications directed to employees. The Audit Committee will periodically review those publications to satisfy itself that they embody this general policy and give adequate guidance to employees. The Audit Committee will also periodically review the Company's methods of monitoring compliance by its employees with these publications and its general policy. These matters may be the subject of reports and recommendations by the Audit Committee to the Board of Directors.

The Audit Committee will not be expected to review technical matters, such as health and safety regulations, employee benefit questions or issues relating to compliance with labor agreements.

The Audit Committee will review and may investigate any illegal or unethical conduct by Company employees which is brought to the Committee's attention by the external or internal auditors, by management, or by any employee of the Company. The availability of the Audit Committee for this purpose will be communicated regularly by the Company to all its employees. If the Audit Committee concludes that any such conduct has occurred, it will recommend remedial action to the Board in the specific case and, if appropriate, generally.

5. Environmental compliance

The Company's general policy is to comply with all applicable laws regulating the discharge of potentially polluting or hazardous materials into the environment, and regulating the handling of potentially hazardous materials. The Company's General Counsel has the principal responsibility for monitoring compliance with these laws. The Audit Committee will consult periodically with the General Counsel, and with other officers of the Company, to assess the Company's compliance with these laws. These matters may be the subject of reports and recommendations by the Audit Committee to the Board of Directors.

6. Special assignments by the Board of Directors

In addition to its other duties, the Audit Committee will be available to the Board of Directors for special investigations and other assignments within its general areas of expertise.

7. Reports, other communications

The Audit Committee will report to the Board of Directors about each meeting of the Audit Committee. These reports will cover the subjects considered at the meeting, the conclusions reached by the Audit Committee, and any recommendations which the Audit Committee decides to make to the Board. The reports may be oral or in writing, as the Board may request.

In addition, the Audit Committee will furnish reports to the stockholders, to securities exchanges, and to regulatory bodies, as required from time to time. The Audit Committee will report to the stockholders at least annually, in the Company's proxy statement for its annual meeting of stockholders. This report will cover required consideration of financial information by the Committee, as well as required discussions and communications among the Audit Committee, the external auditors and management, as well as the work done by the Committee during the year, and those conclusions of the Committee which it believes should be communicated to the stockholders. The report will state whether the Committee recommended to the Board of Directors that the annual financial statements be included in the Company's annual report filed with the SEC.

The Company's annual financial statements will be accompanied by a report of management as to its responsibilities in preparing the financial statements and accompanying textual material, in maintaining internal controls, and other matters.

Members of the Audit Committee will meet often with management, the person in charge of internal audit (if such a person exists), and the external auditors. The objective will be build confidence in the work of the Committee, and to establish free, easy and candid lines of communication about all subjects within the Committee's responsibilities.

8. Audit Committee membership

The Audit Committee will consist of at least three directors, and more if recommended by the Governance Committee and approved by the full Board of Directors. The Governance Committee will nominate directors for appointment to the Audit Committee. Appointments will be made by the full Board of Directors, normally at or around the time of the annual meeting of the stockholders. Each appointment will be for the remainder of the director's term of office as a director, i.e., until the director leaves the Board or stands for reelection. Once appointed, an Audit Committee member cannot be removed. A member whose term expires may be reappointed, but does not have a right to reappointment. If an Audit Committee member resigns from the Committee or leaves the Board for any reason, the Board of Directors may fill the vacancy, upon nomination by the Governance Committee, at the time the vacancy occurs. Such a vacancy must be filled in that manner if the vacancy leaves the Audit Committee with less than three members.

The Chairman of the Audit Committee will be nominated by the Governance Committee and appointed by the full Board of Directors at or around the time of the annual stockholders' meeting, or when a vacancy occurs in the office of Chairman.

Compensation for service on the Audit Committee will be established from time to time by the Governance Committee. No director will be prohibited from serving on other Board committees in addition to the Audit Committee.

All members of the Audit Committee must be independent at all times while serving on the Committee. For this purpose, "independent" means not having any relationship to the Company that may interfere with the exercise of independence from management and the Company.

No member of the Audit Committee may have any of the following relationships while serving on the Committee:

  (a) Employment by the Company or any of its affiliates within the previous three years. For this purpose, service as a non-employee executive officer will be considered as employment.

  (b) Service within the previous three years as a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Company or any of its affiliates, unless the Board of Directors determines in its business judgment, taking into account the materiality of the relationship to the Company and the other organization, that the relationship does not interfere with the director's exercise of independent judgment.

  (c) A direct business relationship between the director and the Company or any of its affiliates within the previous three years, such as a consulting relationship, unless the Board of Directors determines in its business judgment, taking into account the materiality of the relationship to the Company and the director, that the relationship does not interfere with the director's exercise of independent judgment. Service as a director, or the receipt of benefits from past employment, will not be considered a disqualifying business relationship.

  (d) Employment as an executive of another organization where any of the Company's executive officers serve on that organization's compensation committee.

  (e) Being an immediate family member of a person who is, or has been within the previous three years, an executive officer of the Company or any of its affiliates. The rules of the New York Stock Exchange define "immediate family" and "affiliate."

All members of the Audit Committee must be "financially literate." What constitutes financial literacy will be determined by the Governance Committee in its business judgment, but will at least mean the ability to read and understand fundamental financial statements of the Company and its affiliates, including a balance sheet, income statement and cash flow statement.

At least one member of the Audit Committee must have accounting or related financial management expertise. What constitutes such expertise will be determined by the Governance Committee in its business judgment, but normally would include past employment experience in finance or accounting, or requisite professional certification in accounting, or any other comparable experience or background which results in the director's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities.

If the SEC, or any national securities exchange on which the Company's securities are traded, adopts more restrictive definitions of independence, financial literacy or accounting or related financial management expertise, or imposes other requirements for membership on corporate audit committees, then those more restrictive definitions or requirements will automatically apply here.

This Charter's standards for membership on the Audit Committee, including independence, financial literacy and (for at least one member) accounting or related financial management expertise, will be administered by the Governance Committee.

9. Audit Committee procedures

The number of Audit Committee meetings, and their timing, will be determined by the Committee during each year, as needs develop. The Committee will normally meet about five times a year. A written agenda of matters to be considered at each meeting will be distributed to Audit Committee members in advance, together with materials to be discussed at the meeting. Audit Committee members will have enough time before the meeting to study these materials and prepare for the meeting.

Each year the Company, with Audit Committee participation, will establish schedules for (a) internal production of annual and quarterly financial statements, of the annual report to stockholders, of the annual proxy statement, and of other reports to regulatory bodies and securities exchanges,
(b) external audit or review, (c) Audit Committee review and consultation with the external auditors and management, (d) publication of financial results by press release, (e) meetings or conference calls with securities analysts, and
(f) filings with the SEC, securities exchanges and other regulatory bodies. Any significant deviation from these schedules will be discussed by management with the Audit Committee.

Meetings of the Audit Committee may be called by the Chairman or by any member of the Committee. Meetings may be held at 10:00 a.m., local time, at the principal executive office of the Company, or at any other time or place acceptable to all members of the Committee. Notice of each meeting will be given to all members of the Committee at least three days before the meeting, in the case of notice by mail, or at least 24 hours before the meeting, in the case of telephonic or electronic notice. Members may participate in a meeting by telephone conference call. The presence in person or by telephone of two members of the Committee will constitute a quorum. The Committee may invite other directors, Company officers or employees, or any other person, to attend any meeting. Action by the Committee may only be taken by majority vote of those members present at a meeting or participating in the meeting by telephone, or by the written consent of all members. Minutes of each meeting will be taken by the Company's Secretary or his delegate, and distributed to Committee members for their approval.

The Audit Committee may modify these procedures at any time, and may establish other procedures. The Committee's procedures need not be in writing, and need not be submitted to the full Board of Directors for approval.

At the request of the Audit Committee, Company officers and employees will provide such information and assistance as the Committee believes necessary, at the Company's expense. The Audit Committee is authorized to retain independent counsel, who may or may not be regular counsel for the Company, and to retain independent advisors for accounting, financial or other matters, all if and when the Audit Committee deems appropriate and on such terms as the Audit Committee may agree. The fees and expenses of such counsel and advisors will be paid by the Company.

The Audit Committee will review and reassess the adequacy of this Charter at least annually. This Charter will be disclosed to the stockholders periodically, and any significant changes in this Charter will be summarized in the Audit Committee's report to the stockholders.

                              CALGON CARBON CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of the Stockholders May 1, 2001

P James A. Cederna and Joseph A. Fischette, or either of them, are hereby appointed proxies for the undersigned, with full power of substitution,
R    to vote all the shares of Common Stock of Calgon Carbon Corporation
     (the "Company") which the undersigned may be entitled to vote at the Annual
O Meeting of Stockholders of the Company scheduled for May 1, 2001, and at any adjournment thereof, as directed on the reverse side of this proxy
X card and, in their discretion, on any other matters which may properly come before the meeting.
Y
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposals 1, 2 and 3.



     Please mark, sign and date this proxy card on the reverse   ---------------
     side hereof and return it in the enclosed envelope.         | SEE REVERSE |
                                                                 |    SIDE     |
                                                                 ---------------

--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\


                        Annual Meeting of Stockholders
                                      of
                           Calgon Carbon Corporation

                                  May 1, 2001
                                   1:00 P.M.

                               Company's Office
                            400 Calgon Carbon Drive
                           Pittsburgh, Pennsylvania

[X] Please mark your
    votes as in this
    example.

    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
--------------------------------------------------------------------------------

1. To elect        FOR    WITHHELD    The nominees are:              2. To elect a Director for   FOR               WITHHELD
   Directors for   [_]      [_]       Robert W. Cruickshank (2004)      the class of 2002.        [_]                 [_]
   the class                          Thomas A. McConomy (2004)         The nominee is:
   of 2004.                           Julie S. Roberts (2004)           John P. Surma (2002)

   For, except vote withheld from the following nominee(s):


   -------------------------------------------------------           3. Ratification of           FOR    AGAINST    ABSTAIN
                                                                        Deloitte & Touche LLP     [_[      [_]        [_]
                                                                        as independent auditors
                                                                        for 2001.

                                                                                                  YES    NO
                                                                        I plan to attend the      [_]    [_]
                                                                        annual meeting.

SIGNATURE(S)                                              DATE
            ---------------------------------------------     --------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                         /\  FOLD AND DETACH HERE  /\



                           Calgon Carbon Corporation


                Please sign, date and return your proxy in the
                              enclosed envelope.